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                                                                  EXHIBIT 5.1

                                   FOUNTAIN
                                   RHOADES
                           ________________________

                           Professional Corporation
                           ________________________


                                June 12, 1995




Board of Directors
West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon  97035

        Re: West Coast Bancorp Director Stock Option Plan Incentive Stock Option Plan; Non-Qualified Stock Option Plan -- Legal Opinion Concerning the Validity of Securities Offered

Ladies and Gentlemen:

        We have acted as Oregon counsel to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 331,619 shares of common stock, no par value per share (the "Shares"), 200,000 of which are to be issued pursuant to the West Coast Bancorp Director Stock Option Plan, 89,539 of which are options outstanding pursuant to an Incentive Stock Option Plan and to be issued thereunder, and 42,080 of which are options outstanding pursuant to a Non-Qualified Stock Option Plan and to be issued hereunder (all three stock option plans hereinafter referred to, collectively, as the "Plans"). A Registration Statement on Form S-8 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares.

        In connection with the offering of the Shares, we have examined and rely on only the following, having undertaken no further investigation:

            (i) the West Coast Bancorp Non-Qualified Stock Option Plan, with an effective date of July 18, 1985, and originally covering 100,000 shares of common stock;

           (ii) the West Coast Bancorp Incentive Stock Option Plan, with an effective date of July 18, 1985, and originally covering 100,000 shares of common stock;

          (iii) the West Coast Bancorp Director Stock option Plan adopted by the shareholders of West Coast Bancorp on May 12, 1995, and covering 200,000 shares of common stock;


 1100 Commonwealth Building   421 S.W. Sixth Avenue   Portland, Oregon 97204
  Telephone 503-223-6113   Facsimile 503-274-7718   Voice mail 503-294-6092
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Board of Director
June 12, 1995
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                (iv)  the West Coast Bancorp Form 10-Q filed with the
        Securities and Exchange Commission on May 12, 1995, reflecting that 4,365,171 shares of the common stock of West Coast Bancorp were outstanding on April 30, 1995;

                (v) the Restated Articles of Incorporation of West Coast Bancorp as set out in the February 1, 1995 Notice of Special Meeting of Shareholders of Commercial Bancorp pertaining to a proposed plan of merger with West Coast Bancorp and authorizing 15,000,000 shares of common stock;

                (vi) the Minutes of the West Coast Bancorp Board of Directors Meeting of July 18, 1985, approving items (i) and (ii) above;

                (vii) the Minutes of the Special Meeting of West Coast Bancorp of August 15, 1985, approving items (i) and (ii) above;

                (viii) the Resolutions of the Board of Directors of West Coast Bancorp of March 28, 1995, approving item (iii) above;

                (ix) the Minutes of the Annual Meeting of West Coast Bancorp of May 12, 1995, approving item (iii) above;

                (x) The Certificate of the Secretary of West Coast Bancorp dated June 12, 1995, to the effect that the foregoing meetings were duly called and held, that the Plans were duly adopted therein and thereat, that the same have not been materially restricted or modified, or terminated, and that the number of outstanding shares of the common stock of West Coast Bancorp has not changed material to this opinion.

        Our opinion assumes that: (a) the Shares to be issued will be validly authorized on the date of issuance, with full consideration paid at or before issuance; (b) the pertinent provisions of such "blue sky" and securities laws as may be applicable have been complied with; (c) the pertinent provisions of such state and federal tax and banking laws and regulations as may be applicable have been complied with; (d) the Shares are issued in accordance with the terms of each of the respective Plans; and (e) there has been no material change in the number of outstanding shares of the common stock of West Coast Bancorp from that disclosed in item (iv) above.

        Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued and

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Board of Directors
June 12, 1995
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paid for pursuant to the Plans after the Registration Statement has become effective under the Act will be validly issued, fully paid, and nonassessable.

        In rendering our opinions set forth herein, we have examined only the corporate laws of the State of Oregon. We assume other counsel have been consulted with respect to all other state and federal statutes, laws and regulations that may bear on the Plans and issuance of Shares thereunder, and express no opinion thereon.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,


                              /s/ FOUNTAIN RHOADES P.C.